Exhibit 10.3

AMENDED AND RESTATED SUBORDINATION AGREEMENT

This Amended and Restated Subordination Agreement (this “Agreement”) is made and entered into effective as of the 15th day of January, 2015 (the “Effective Date”), by and among THE BANK OF KENTUCKY, a Kentucky banking corporation, with an address of 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017 (“Bank of Kentucky”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, with an address of 1100 Abernathy Road, NE, Suite 1600, Atlanta, Georgia 30328, Attention: Joseph L. White (the “Subordinated Lender”), and WESSCO, LLC, a Delaware limited liability company, with an address of 7100 Grade Lane Louisville, Kentucky 40213 (the “Borrower”).

RECITALS:

A.                                    The parties hereto previously entered into that certain Subordination Agreement, dated as of June 13, 2014 (the “Original Subordination Agreement”), pursuant to which the parties made various agreements relative to the “Liabilities” (as defined in the Original Subordination Agreement) owed by Borrower to each of Bank of Kentucky and Subordinated Lender.

B.                                    On the Effective Date of this Agreement, Bank of Kentucky has made additional financing, more particularly described below as the “New Loan”, available to Borrower and in order to reflect their new agreements relative to all of Borrower’s Liabilities (as defined below in this Agreement below), including, without limitation, the New Loan, the parties now wish to amend and restate in its entirety the Original Subordination Agreement as set forth in this Agreement.

C.                                    Bank of Kentucky previously made two (2) loans in the aggregate amount of Four Million and No/100 Dollars ($4,000,000.00) (the “2013 Loans”) to the Borrower as evidenced by (i) that certain Promissory Note dated October 15, 2013 made by the Borrower in favor of Bank of Kentucky in the original principal amount of Three Million and No/100 Dollars ($3,000,000.00) (the “Term Note”) and (ii) that certain Promissory Note dated October 15, 2013 made by the Borrower in favor of Bank of Kentucky in the face principal amount of One Million and No/100 Dollars ($1,000,000.00) (the “Revolver Note”) (collectively, the “2013 Notes”, and together with all related agreements, documents and instruments collateral thereto or contemplated thereby, including, without limitation, all amendments, renewals or extensions to any of the foregoing hereafter entered into between such parties, the “Bank of Kentucky 2013 Loan Documents”). As of the Effective Date hereof the outstanding balance under the Term Note is $2,313,942.00 and the outstanding balance under the Revolver Note is $566,796.02, subject to the terms of the Bank of Kentucky 2013 Loan Documents, including, without limitation, revolving line of credit terms in the Revolver Note which permit repayment and reborrowings under the Revolver Note on the terms set forth therein. The Borrower’s indebtedness owed to Bank of Kentucky pursuant to the Bank of Kentucky 2013 Loan Documents is secured by all assets of the Borrower, whether now owned or hereafter acquired, and the proceeds and products thereof (collectively, the “2013 Wessco Collateral”).

D.                                    On the Effective Date of this Agreement, Bank of Kentucky made a new loan in the maximum principal amount of One Million and No/100 Dollars ($1,000,000.00) (the “New Loan”) to the Borrower as evidenced by that certain Promissory Note dated as of the Effective Date hereof made by the Borrower in favor of Bank of Kentucky in the face principal amount of One Million and No/100 Dollars ($1,000,000.00) (the “New Revolver Note” and together with all related agreements, documents and instruments collateral thereto or contemplated thereby, including, without limitation, all amendments, renewals or extensions to any of the foregoing hereafter entered into between such parties, the “Bank of

Kentucky New Loan Documents”). The Borrower’s indebtedness owed to Bank of Kentucky pursuant to the Bank of Kentucky New Loan Documents is secured by all assets of the Borrower, whether now owned or hereafter acquired, and the proceeds and products thereof (collectively, the “New Wessco Collateral”).

E.                                     The 2013 Notes and the New Revolver Note are sometimes collectively referred to herein as the “Notes”. The Bank of Kentucky 2013 Loan Documents and the Bank of Kentucky New Loan Documents are sometimes collectively referred to herein as the “Bank of Kentucky Loan Documents”. The 2013 Wessco Collateral and the New Wessco Collateral are sometimes collectively referred to herein as the “Wessco Collateral”.

F.                                      Industrial Services of America, Inc. (“ISA”), together with Borrower and all of ISA’s other subsidiaries, are currently indebted to the Subordinated Lender pursuant to the terms of that certain Credit Agreement dated as of June 13, 2014 (as modified, extended, amended or restated from time to time, the “ISA Credit Agreement” and together with all related agreements, documents and instruments collateral thereto or contemplated thereby, including, without limitation, all amendments, renewals or extensions to any of the foregoing hereafter entered into between such parties, the “ISA Loan Documents”).

G.                                    It is a condition to Subordinated Lender’s approval of Borrower borrowing the New Loan from Bank of Kentucky that Borrower, Subordinated Lender and Bank of Kentucky enter into this Agreement.

NOW, THEREFORE, in consideration of the Recitals set forth above and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything to the contrary in the Original Subordination Agreement, the parties hereto, intending to be legally bound hereby, hereby amend in its entirety and replace the Original Subordination Agreement, and further agree as follows:

Introduction: The parties to this Agreement hereby acknowledge that, to their knowledge, the above Recitals accurately reflect their respective loans and agreements and such Recitals are therefore, hereby incorporated herein by reference as if fully set forth herein. Without limiting the general nature of the immediately-preceding sentence, the parties hereby amend and restate in its entirety the Original Subordination Agreement and replace the same with this Agreement.

1.                                      All obligations of the Borrower, howsoever created, arising or evidenced, whether as principal obligor, guarantor, surety, accommodation party, or otherwise, direct or indirect, absolute or contingent or now or hereafter existing or due or to become due are hereinafter called “Liabilities.” All Liabilities of the Borrower to Bank of Kentucky arising pursuant to the Bank of Kentucky Loan Documents are hereinafter called “Bank of Kentucky Liabilities”; and all Liabilities of the Borrower to the Subordinated Lender arising under or pursuant to the ISA Loan Documents are hereinafter called “Subordinated Lender Liabilities.”

2.    (a)                   Except as set forth in Section 3 or as Bank of Kentucky may hereafter otherwise expressly consent in writing, the payment of all Subordinated Lender Liabilities and all right, title, and interest of Subordinated Lender in and to the Wessco Collateral is hereby absolutely and unconditionally postponed and subordinated to the indefeasible payment in full of all Bank of Kentucky Liabilities and to Bank of Kentucky’s right, title, and interest in and to the Wessco Collateral, and no payments or other distributions whatsoever in respect of any Subordinated Lender Liabilities shall be made by the Borrower, nor shall any property or assets of Borrower, including, without limitation, the Wessco

Collateral, be applied to the purchase or other acquisition or retirement of any Subordinated Lender Liabilities.

(b)                                 Notwithstanding the date, manner or order of creation, attachment or perfection of those security interests, liens, mortgages, and other encumbrances in favor of the Subordinated Lender now or hereafter existing in the Wessco Collateral, and notwithstanding any provisions of the Uniform Commercial Code or other applicable law or of any agreement(s) granting such security interests, liens, mortgages, deeds of trust and other encumbrances to Bank of Kentucky and the Subordinated Lender, the security interests, liens, mortgages, and other encumbrances held by the Subordinated Lender in the Wessco Collateral shall be, in all respects, and at all times, unconditionally subject to and subordinate to the security interests, liens, mortgages, deeds of trust and other encumbrances of Bank of Kentucky in the Wessco Collateral to the full extent of the Bank of Kentucky Liabilities and the Bank of Kentucky Loan Documents secured thereby.

3.                                      The Borrower shall not make any payments to the Subordinated Lender pursuant to the ISA Loan Documents nor may the Subordinated Lender pursue any enforcement or collection action against the Borrower or the Wessco Collateral under the ISA Loan Documents, or otherwise, until such time as all Bank of Kentucky Liabilities are indefeasibly paid in full and all of Borrower’s obligations under the Bank of Kentucky Loan Documents are satisfied (such time is referred to herein as the “Satisfaction of the BoK Liabilities”). In the event the Subordinated Lender shall receive any amount, payment or distribution of any kind from Borrower prior to the Satisfaction of the BoK Liabilities, such amounts, payments and distributions shall be held in trust by the Subordinated Lender for the benefit and on account of Bank of Kentucky, and shall be promptly remitted to Bank of Kentucky for application by Bank of Kentucky to the Bank of Kentucky Liabilities in such order as Bank of Kentucky shall elect in its sole and absolute discretion until the Satisfaction of the BoK Liabilities. Notwithstanding the foregoing or any provision of the Bank of Kentucky Loan Documents to the contrary, so long as Bank of Kentucky has not delivered to Subordinated Lender written notice that an event of default has occurred and, as of the date of said notice, is continuing under the Bank of Kentucky Loan Documents, Borrower may remit to Subordinated Lender (or distribute to ISA for subsequent remission to Subordinated Lender), and Subordinated Lender may accept and retain, payments in respect of the Subordinated Lender Liabilities and collections of Borrower’s accounts receivable and proceeds of other Wessco Collateral for application to the Subordinated Lender Liabilities; provided, however, that the provisions of this sentence shall not be construed to authorize Subordinated Lender to foreclose upon, sell, or take other lien or secured interest enforcement action against, any Wessco Collateral in violation of any other provision of this Agreement.

4.                                      Upon the occurrence of any default or event of default under the Bank of Kentucky Loan Documents, the Subordinated Lender shall have the option (but shall have no obligation) to purchase all, but not less than all, of the Bank of Kentucky Loan Documents for a purchase price equal to the outstanding principal of the Notes and any accrued but uncollected interest and any uncollected fees owed to Bank of Kentucky under the Bank of Kentucky Loan Documents, plus all reasonable out of pocket costs and expenses incurred by Bank of Kentucky, all of the foregoing calculated as of the “Loan Transfer Date” (as defined below) (the “Purchase Option”). The Purchase Option shall be exercised by Subordinated Lender by providing written notice to Bank of Kentucky (the “Purchase Notice”). The Subordinated Lender and Bank of Kentucky shall execute a Loan Purchase Agreement in form and substance reasonably acceptable to both parties and close the purchase and sale of the Bank of Kentucky Loan Documents within thirty (30) days of the Purchase Notice (such closing date being referred to herein as the “Loan Transfer Date”). Notwithstanding anything contained in this Section 4 to the contrary, the Purchase Option shall only extend to the Bank of Kentucky Liabilities (as evidenced by the

Bank of Kentucky Loan Documents) currently in existence as of the Effective Date hereof, and expressly excludes any Bank of Kentucky Liabilities incurred by the Borrower after the Effective Date hereof, unless otherwise agreed in writing by Subordinated Lender and Bank of Kentucky; provided, however, that for purposes of the limitation described above in this sentence, any disbursements made after the Effective Date hereof under either the Revolver Note or the New Revolver Note up to their respective maximum principal amounts available (as set forth in the Notes on the Effective Date hereof) shall be deemed to be included in the Purchase Option and shall not trigger the exclusion in this sentence.

5.                                      The Subordinated Lender agrees that it will at no time contest, directly or indirectly, the validity or the amount of the Bank of Kentucky Liabilities or the Bank of Kentucky Loan Documents, the existence, validity, enforceability or perfection of the security interest and liens of Bank of Kentucky in the Wessco Collateral, the priority of the security interests and liens of Bank of Kentucky in the Wessco Collateral securing the Bank of Kentucky Liabilities over the security interests and liens of the Subordinated Lender in the Wessco Collateral securing the Subordinated Lender Liabilities, or the existence or the adequacy of the consideration for the security interests and liens in the Wessco Collateral granted to Bank of Kentucky to secure the Bank of Kentucky Liabilities. Bank of Kentucky agrees that it will at no time contest, directly or indirectly, the validity or the amount of the Subordinated Lender Liabilities, the existence, validity, enforceability or perfection of the security interest and liens of Subordinated Lender in any collateral securing the Subordinated Lender Liabilities (excluding the Wessco Collateral, the “ISA Collateral”), the priority of the security interests and liens of Subordinated Lender in the ISA Collateral over the security interests and liens of third parties, or the existence or the adequacy of the consideration for the security interests and liens in the ISA Collateral granted to Subordinated Lender to secure the Subordinated Lender. Bank of Kentucky acknowledges that Subordinated Lender has advised Bank of Kentucky that Subordinated Lender has first-priority liens and security interests on the ISA Collateral and on certain other assets of affiliates of Borrower, and Bank of Kentucky agrees not to seek or accept any guaranty from ISA or its subsidiaries (other than Borrower) or any lien or security interest on the assets of ISA or any of its subsidiaries (other than Borrower), nor to interfere with Subordinated Lender’s actions in respect thereof.

6.                                      For the limited purpose of perfecting the security interests and liens of Bank of Kentucky and the Subordinated Lender in those types or items of the Wessco Collateral in which a security interest only may be perfected by possession or control, each such party hereby appoints the other as its bailee and representative for the limited purpose of possessing on its behalf any such Wessco Collateral that may come into the possession or control of such other party from time to time, and each party agrees to act as the other’s bailee and representative for such limited purpose of perfecting the other’s security interest by possession or control of such Wessco Collateral through a bailee or representative; provided that, neither party shall incur any liability to the other by virtue of acting as the other’s bailee or representative hereunder. In this regard, to the extent either Bank of Kentucky or the Subordinated Lender is in possession or control of any such item of Wessco Collateral, such party agrees that if it elects to relinquish possession or control of such item of Wessco Collateral it shall deliver possession or control thereof to the other party; provided that, no party shall be required to deliver any such item of Wessco Collateral or take any other action referred to herein to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such party may interplead any item of Wessco Collateral in any court of competent jurisdiction. The provisions of this Section 6 are expressly subject to the agreement and understanding of Bank of Kentucky and the Subordinated Lender that, notwithstanding that the Subordinated Lender may have possession or control of any such Wessco Collateral, the security interest and lien of Bank of Kentucky in such Wessco Collateral shall have priority over the security interest and lien of the Subordinated

Lender in the same Wessco Collateral to the fullest extent of, and as complete security for, the Bank of Kentucky Liabilities.

7.                                      This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until the Satisfaction of the BoK Liabilities as confirmed in writing by Bank of Kentucky to the Subordinated Lender, which written notice shall not be unreasonably withheld or delayed by Bank of Kentucky upon the Satisfaction of the BoK Liabilities; provided, however, that the provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time the payment of any of the Bank of Kentucky Liabilities is rescinded or must otherwise be returned by Bank of Kentucky to the Borrower or the Borrower’s creditors, trustees, or assignees upon the insolvency, bankruptcy, or reorganization of the Borrower or ISA or otherwise, all as though such payment had not been made.

8.                                      Bank of Kentucky shall not be prejudiced in its right under this Agreement by any act or failure to act of the Borrower or the Subordinated Lender, or any noncompliance of the Borrower or the Subordinated Lender with any agreement or obligation, regardless of any knowledge thereof which Bank of Kentucky may have or with which Bank of Kentucky may be charged; and no action of Bank of Kentucky permitted hereunder shall in any way affect or impair the rights of Bank of Kentucky and the obligations of the Subordinated Lender under this Agreement, except to the extent that Subordinated Lender may accept payments and collections of proceeds of Wessco Collateral prior to receipt of notice of default from Bank of Kentucky, on and subject to the condition in Section 3.

9.                                      No delay on the part of Bank of Kentucky in the exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon Bank of Kentucky except as expressly set forth in a writing duly signed and delivered on behalf of Bank of Kentucky. For purposes of this Agreement, Bank of Kentucky Liabilities shall include all obligations of the Borrower to Bank of Kentucky, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinated Lender hereunder.

10.                                             The Subordinated Lender agrees that Bank of Kentucky shall be entitled to manage and supervise the Bank of Kentucky Liabilities and Wessco Collateral in accordance with applicable law and its usual practices, modified from time to time as it deems appropriate, without regard to the existence of any rights that the Subordinated Lender may now or hereafter have (except as expressly set forth herein).

11.                                             Notwithstanding anything to the contrary in this Agreement: (a) Bank of Kentucky acknowledges that it shall not extend any additional loans, other than the loans evidenced by the Notes as such Notes exist on the Effective Date hereof, to the Borrower that would be under the coverage of this Agreement (i.e. any loans to which the Subordinated Lender Liabilities would be subordinate); provided, however, that nothing in this Agreement shall be deemed to prohibit Bank of Kentucky from extending new loans to Borrower that are subordinate to the Subordinated Lender Liabilities (which new subordinate loans are referred to herein as the “Future Wessco Loans”), and provided further, that so long as ISA is indebted to the Subordinated Lender, the Future Wessco Loans shall not be guaranteed by ISA, unless otherwise consented to in writing by the Subordinated Lender; and (b) Bank of Kentucky agrees that it will not increase the amount of the Loans, which agreement does not exclude any increases in the Bank of Kentucky Liabilities that may occur as a result of the terms set forth in the Bank of Kentucky Loan Documents as such documents exist on the Effective Date hereof including, without limitation, revolving line of credit terms in the Revolver Note and New Revolver Note which may permit repayment and reborrowings under the Revolver Note or New Revolver Note on the terms set forth therein as in existence on the Effective Date hereof.

12.                                             The provisions of this Agreement are solely for the purposes of defining the relative rights of the holder of Subordinated Lender Liabilities and the holder of Bank of Kentucky Liabilities. Subject to the restrictions set forth in this Agreement, nothing contained in this Agreement is intended to or shall impair, as between the Borrower and the holder of the Subordinated Lender Liabilities, the obligation of the Borrower to pay the Subordinated Lender Liabilities as and when the same shall become due and payable in accordance with their terms nor shall anything herein prevent the holder of the Subordinated Lender Liabilities from exercising all remedies otherwise permitted by applicable law or under or with respect to the Subordinated Lender Liabilities upon default, subject to the restrictions set forth in this Agreement and the rights, if any, under this Agreement of the holders of the Bank of Kentucky Liabilities in respect of cash, property, or securities of the Borrower received upon the exercise of any such remedy.

13.                                             This Agreement shall be binding upon the Subordinated Lender and upon its successors and assigns and shall benefit Bank of Kentucky and its successors and assigns. Neither the obligations nor ISA Collateral held by the Subordinated Lender pursuant to this Agreement or the ISA Loan Documents may be assigned or transferred by the Subordinated Lender unless the Subordinated Lender first shall have supplied to the assignee a copy of this Agreement and shall have received from the assignee and delivered to Bank of Kentucky a written acknowledgement by such assignee of receipt of a copy of this Agreement, accompanied by a consent by such assignee to be bound by the terms of this Agreement.

14.                                             This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Kentucky (without regard to its conflicts of laws principles). Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be enjoined by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.                               The Subordinated Lender will endeavor to give Bank of Kentucky (at the address listed above) written notice of any default by the Borrower under any ISA Loan Documents contemporaneously with the giving of such notice to Borrower (provided that no liability shall result from the failure of Subordinated Lender to provide any such notice to Bank of Kentucky). Bank of Kentucky will endeavor to give Subordinated Lender (at the address listed above) written notice of any default by the Borrower under any of the Bank of Kentucky Loan Documents contemporaneously with the giving of such notice to the Borrower (provided that no liability shall result from the failure of Bank of Kentucky to provide any such notice to Subordinated Lender). Borrower agrees to provide notice of any default under the ISA Loan Documents to Bank of Kentucky and to give notice of any default under the Bank of Kentucky Loan Documents to Subordinated Lender.

16.                                             This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile or other electronic method of transmission to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

17.                                             IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY  RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING HEREUNDER OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED;  AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND,  ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY,  AND THAT ANY PARTY HERETO MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

18.                                             This Agreement constitutes the entire agreement and the understanding between the parties with respect to the subject matter hereof and this Agreement supersedes all previous and contemporaneous negotiations and agreements between the parties and no parole evidence of any prior or other agreements shall be permitted to contradict or vary the terms hereof.

19.                                             The parties hereto acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or supplements thereto.

20.                                             All notices required or permitted hereunder shall be in writing and shall be made by overnight air courier or certified mail, return receipt requested, and shall be deemed to have been validly given or delivered one (1) business day after sending, if sent by overnight air courier, and three (3) business days after sending, if sent by certified or registered mail, addressed to the party to be notified as set forth on the first page of this Agreement or such other address as any party may designate for itself by like notice.

21.                                             Notwithstanding anything to the contrary in this Agreement or in any of the Bank of Kentucky Loan Documents: (a) any use in the Bank of Kentucky Loan Documents of the term “Loan Documents” shall be deemed to include, without limitation: (i) this Agreement; (ii) that certain Assignment of Promissory Note as Collateral Security, entered into between Borrower and Bank of Kentucky as of October 15, 2013 (the “Collateral Assignment”), assigning to Bank of Kentucky that certain Promissory Note, dated as of October 15, 2013, from ISA to Borrower in the principal amount of $3,000,000.00 (as amended on June 13, 2014, the “Inter-Company Note”) , as said Collateral Assignment was previously amended by Bank of Kentucky and Borrower on or June 13, 2014; and (iii) that certain Guaranty of Payment (“2013 Guaranty”), dated as of October 15, 2013, from ISA to Bank of Kentucky relative to the 2013 Loans; and (iv) that certain Guaranty of Payment (“New Guaranty”), dated as of the Effective Date hereof, from ISA to Bank of Kentucky relative to the New Loan; (b) as used herein, the term “Bank of Kentucky Loan Documents” shall be deemed to include, without limitation, this Agreement, the Collateral Assignment (as amended), the 2013 Guaranty and the New Guaranty; and (c)

as used in this Agreement, the term “Wessco Collateral” shall include, without limitation, the Inter-Company Note.

22.                                             Borrower and Bank of Kentucky agree (and Subordinated Lender acknowledges) that either of the following events shall constitute an Event of Default for purposes of the Bank of Kentucky Loan Documents, and Subsections 5(b) and 5(c) of the Term Note and 6(b) and 6(c) of the Revolver Note shall be deemed to be superseded by the following: (i) the occurrence of an “Event of Default” as defined in the ISA Credit Agreement (an “ISA Credit Agreement Default”) that results from the actions or omissions of Borrower and which is not waived by Subordinated Lender in writing in its sole discretion; and (ii) the occurrence of any other ISA Credit Agreement Default that continues (and is not waived by Subordinated Lender in writing in its sole discretion) for a period of at least sixty (60) days; provided, however, that if, within said sixty (60) day period, Subordinated Lender enters into an agreement with ISA and Borrower pursuant to which Subordinated Lender agrees to forebear from exercising default remedies under the ISA Credit Agreement as a result of such ISA Credit Agreement Default, no Event of Default for purposes of the Bank of Kentucky Loan Documents shall be deemed to exist as long as said forbearance remains in effect.

23.                                             Each party hereto agrees to pay all of the other party’s reasonable costs and expenses, including reasonable attorneys’ fees, which may be incurred in any successful effort to enforce any term of this Agreement, including all such reasonable costs and expenses which may be incurred by any party in any legal action, reference, mediation or arbitration proceeding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

[Signature Pages Follow]

SIGNATURE PAGE OF BANK OF KENTUCKY TO
AMENDED AND RESTATED SUBORDINATION AGREEMENT

THE BANK OF KENTUCKY, INC., a Kentucky banking corporation

By:	/s/ Brett Blackwell
Brett Blackwell, Vice President

[Signatures continue on the following pages.]

SIGNATURE PAGE OF SUBORDINATED LENDER TO
AMENDED AND RESTATED SUBORDINATION AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national bank

By:	/s/ Joseph L. White
Joseph L. White, Vice President

[Signatures continues on the following page]

SIGNATURE PAGE OF BORROWER TO

AMENDED AND RESTATED SUBORDINATION AGREEMENT

WESSCO, LLC, a Delaware limited liability company

By:	INDUSTRIAL SERVICES OF AMERICA, INC.,
a Florida corporation, its Manager

	By:	/s/ Sean Garber
Sean Garber, President